As filed with the Securities and Exchange Commission on December 15, 2008

Registration No. 333-150297

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1380758
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

259 Prospect Plains Road

Cranbury, New Jersey 08512

(609) 495-2495

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randolph Gress

Chief Executive Officer

Innophos Holdings, Inc.

259 Prospect Plains Road

Cranbury, New Jersey 08512

(609) 495-2495

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10023

Tel. (212) 446-4800

Fax (212) 446-4900

Approximate date of commencement of proposed sale to the public:

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered pursuant to dividend or interest reinvestment plans, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer   ☐         Accelerated filer  ☒         Non-accelerated filer   ☐         Smaller reporting company   ☐

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-3 (File No. 333-150297) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on April 17, 2008 by Innophos Holdings, Inc. (the “Company”) under the Securities Act of 1933, as amended, the Company registered the offering and sale from time to time by certain of its stockholders of up to 10,088,039 shares of its common stock, par value $.001 per share, held by such stockholders (the “Shares”).

As of the date hereof, 3,488,039 Shares remain available for sale under the Registration Statement (the “Unsold Securities”). Pursuant to the undertaking of the Company contained in the Registration Statement as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the Unsold Securities as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, State of New Jersey on the 12th day of December, 2008.

INNOPHOS HOLDINGS, INC.

By:	/s/ RICHARD HEYSE

Richard Heyse Vice President and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

* Randolph Gress	Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2008

/S/ RICHARD HEYSE Richard Heyse	Chief Financial Officer (Principal Financial Officer)	December 12, 2008

* Charles Brodheim	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	December 12, 2008

* Gary Cappeline	Director	December 12, 2008

Amado Cavazos	Director	December , 2008

* Karen Osar	Director	December 12, 2008

* Linda Myrick	Director	December 12, 2008

* Stephen Zide	Director	December 12, 2008

*By:	/S/ RICHARD HEYSE
Richard Heyse as attorney in fact